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                                                                     EXHIBIT 1.1

                            SYNETICS SOLUTIONS INC.
                               6,900,000 Shares*
                                  Common Stock

                             Underwriting Agreement

                                                                    ______, 2004

Adams, Harkness & Hill, Inc.
Wells Fargo Securities, LLC
Nomura Securities International, Inc.
    As representatives of the several Underwriters named in Schedule I hereto
c/o Adams, Harkness & Hill, Inc.
60 State Street
Boston, Massachusetts 02109

Dear Sirs:

      Synetics Solutions Inc., an Oregon corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (collectively, the "UNDERWRITERS") an aggregate of 4,700,000 shares and, at the election of the Underwriters, up to 817,867 additional shares, and Yaskawa Electric Corporation (the "PRINCIPAL SELLING SHAREHOLDER") and HUNTAIR INC. and Yaskawa Electric America, Inc. (the "MINORITY SELLING SHAREHOLDERS" and, together with the Principal Selling Shareholder, the "SELLING SHAREHOLDERS") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 1,300,000 shares and, at the election of the Underwriters, up to 82,133 additional shares (as and to the extent indicated in Schedule II hereto), of common stock, no par value, of the Company (the "COMMON STOCK"). The aggregate of 6,000,000 shares to be sold by the Company and certain Selling Shareholders is herein called the "FIRM SHARES" and the aggregate of up to 900,000 additional shares to be sold by the Company and certain Selling Shareholders is herein called the "OPTIONAL SHARES." The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 4 hereof are herein collectively called the "SHARES."

      1. Representations and Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (a) A registration statement on Form S-1 (File No. 333-115065) (the "INITIAL REGISTRATION STATEMENT") in respect of the Shares has been filed with the Securities and Exchange Commission (the "COMMISSION"); the Initial Registration Statement including any pre-effective amendments thereto and any post-effective amendments thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a

--------------------------
      * Includes 900,000 shares subject to an option to purchase additional shares to cover over-allotments.

                                                          UNDERWRITING AGREEMENT

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registration statement, if any, increasing the size of the offering (a "RULE
462(b) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "ACT"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any pre- or post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "PRELIMINARY PROSPECTUS"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or the Rule 462(b) Registration Statement, if any, at the time it became effective, each as amended at the time such part of such Initial Registration Statement became effective, are hereinafter collectively called the "REGISTRATION STATEMENT"; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "PROSPECTUS";

            (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

            (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date and the applicable Time of Delivery (as hereinafter defined) as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or, in the case of the Registration Statement or any amendment thereto, necessary to make the statements therein not misleading and, in the case of the Preliminary Prospectus, the Prospectus or any supplement thereto, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

            (d) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder which have not been described in or filed as exhibits to the

                                                          UNDERWRITING AGREEMENT

                                      -2-
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Registration Statement, as required; the contracts so described in the
Prospectus to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and are enforceable against and by the Company in accordance with their respective terms, and are in full force and effect on the date hereof; and neither the Company, nor, to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts;

            (e) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than issuances of Common Stock pursuant to Company stock option and stock purchase plans described in the Registration Statement and Prospectus) or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, management, financial condition, stockholders' equity or results of operations of the Company (a "MATERIAL ADVERSE CHANGE"), other than as set forth or contemplated in the Prospectus;

            (f) The Company owns no real property. The Company has good title to all other properties and assets described in the Prospectus as owned by it, in each case free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company; any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company; the Company owns or leases all such properties as are necessary to its operations as described in the Prospectus, except where the failure to so own or lease would not result in a Material Adverse Change;

            (g) The Company has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of organization, with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to so qualify would not result in a Material Adverse Change;

            (h) The Company has an authorized capitalization as set forth in the Prospectus, and all the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued free of preemptive rights and conform in all material respects to the description of the Common Stock contained in the Prospectus; the Company has no subsidiaries; except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, the Company has outstanding no options to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options,

                                                          UNDERWRITING AGREEMENT

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rights, convertible securities or obligations; and the description of the
Company's stock option and stock purchase plans and the options or other rights granted and exercised thereunder set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, options and rights;

            (i) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Prospectus; no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement; no shareholder of the Company has any right, which has not been waived, to require the Company to register the sale of any shares of capital stock owned by such shareholder under the Act in the public offering contemplated by this Agreement; and no further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein;

            (j) The Company has full corporate power and authority to enter into this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy and other laws relating to the rights and remedies of creditors generally or by the availability of general equitable remedies;

            (k) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or material instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. ("NASD") in connection with the purchase and distribution of the Shares by the Underwriters;

            (l) The Company is not in violation of its Articles of Incorporation or Bylaws. The Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any default that would not, individually or in the aggregate, result in a Material Adverse Change;

                                                          UNDERWRITING AGREEMENT

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            (m) The statements set forth in the Prospectus under the caption
"Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the capital stock, under the caption "Description of Capital Stock" and under the caption "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

            (n) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, could, if determined adversely to the Company, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Change; no labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent that would reasonably be expected to result in a Material Adverse Change; and the Company is neither a party nor subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body, that could reasonably be expected to result in a Material Adverse Change;

            (o) The Company possesses all licenses, certificates, authorizations or permits issued by the appropriate governmental or regulatory agencies or authorities that are necessary to enable it to own, lease and operate its properties and to carry on its business as described in the Prospectus, except where the failure to possess such licenses, certificates, authorization or permits would not reasonably be expected to result in a Material Adverse Change and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Change;

            (p) The Company (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws, regulations, rules, decisions and orders, including, without limitation, those relating to occupational safety and health, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, those relating to the storage, handling or transportation of hazardous or toxic materials (collectively, "ENVIRONMENTAL LAWS") and (ii) is in compliance with all terms and conditions of any permit, license or approval relating to Environmental Laws, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company, in its reasonable judgment, has concluded that any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change;

                                                          UNDERWRITING AGREEMENT

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            (q) KPMG LLP, who have audited certain financial statements of the
Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

            (r) The financial statements and schedules of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition of the Company as of the respective dates of such financial statements and schedules, and the results of operations and cash flows of the Company for the respective periods covered thereby; such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent public accountants named in paragraph (q) above; no other financial statements or schedules are required to be included in the Registration Statement; and the selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Financial Data" fairly present in all material respects the information set forth therein on the basis stated in the Registration Statement;

            (s) The Company owns, possesses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, patents, copyrights, confidential information, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and other intellectual property (collectively, the "INTELLECTUAL PROPERTY") necessary to conduct its business as described in the Prospectus. The Company has not received any notice of infringement of or conflict with asserted rights of another with respect to any Intellectual Property that, if determined adversely to the Company, would individually or in the aggregate result in a Material Adverse Change, and the Company does not know of any facts which would form a reasonable basis for such a claim. The Company has no knowledge of any infringement or misappropriation by any employees or third parties of any of the Company's Intellectual Property, nor is there any pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company's rights or other interests in or to any Intellectual Property that, if determined adversely to the Company, would individually or in the aggregate result in a Material Adverse Change, and the Company does not know of any facts which would form a reasonable basis for such a claim. The Prospectus fairly and accurately describes the Company's rights with respect to Intellectual Property.

            (t) The Company has filed all necessary federal, state and foreign income and franchise tax returns, each of which has been true and correct in all material respects, and has paid all taxes shown as due thereon; and the Company has no knowledge of any material tax deficiency which has been or might be asserted or threatened against the Company;

            (u) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

            (v) The Company maintains insurance of the types and in the amounts which it reasonably believes adequate for its business, including, but not limited to, insurance covering

                                                          UNDERWRITING AGREEMENT

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real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect;

            (w) The Company has not at any time (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States, any foreign government or any respective jurisdiction thereof;

            (x) The Company has not taken and will not take, directly or indirectly through any of its directors, officers or controlling persons, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (y) The Common Stock of the Company has been registered pursuant to
Section 12(g) of the Exchange Act and the Company is not required to take any further action for the inclusion of the Shares on the Nasdaq National Market System, subject to notice of issuance;

            (z) There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Prospectus which have not been described as required;

            (aa) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (bb) The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company or its ERISA affiliates (as defined below) are in compliance in all material respects with ERISA. "ERISA AFFILIATE" means, with respect to the Company, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "CODE") of which the Company is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates. No "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or

                                                          UNDERWRITING AGREEMENT

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reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or
(ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except where such loss would not result in a Material Adverse Change;

            (cc) Except as described in the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that have or are reasonably likely to have a material effect on the Company's financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources;

            (dd) The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data to the extent required;

            (ee) Upon the effectiveness of the Registration Statement, the Company will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or in connection therewith by the Commission or NASD;

            (ff) The Company's Board of Directors has validly appointed an Audit Committee whose composition and charter satisfies the applicable requirements of Rule 4350(d) of the Rules of the NASD and Rule 10A-3 under the Exchange Act and the rules and regulations thereunder and the Nasdaq listing requirements;

            (gg) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange
Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within the Company; and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and

            (hh) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

      2. Representations and Warranties and Agreements of the Principal Selling Shareholder. The Principal Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters that such Principal Selling Shareholder has reviewed and is familiar with the

                                                          UNDERWRITING AGREEMENT

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Registration Statement, the Preliminary Prospectus and the Prospectus and such
Principal Selling Shareholder has no knowledge of any fact, condition or information that would cause the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendments or supplements thereto to contain an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein not misleading; the Principal Selling Shareholder is not prompted to sell the Shares to be sold by the Principal Selling Shareholder hereunder by any information concerning the Company which is not set forth in the Preliminary Prospectus and Prospectus.

      3. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally represents and warrants to, and agrees with, each of the Underwriters that:

            (a) All filings, consents, approvals, authorizations, registrations, decrees and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained; and such Selling Shareholder has the full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

            (b) The Custody Agreement and the Power of Attorney have been duly executed and delivered by such Selling Shareholder and each is a legal, valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms;

            (c) The sale of the Shares to be sold by such Selling Shareholder hereunder and the compliance by such Selling Shareholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated do not and will not, whether with or without the giving of notice or the passage of time, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by such Selling Shareholders or any property or assets of such Selling Shareholder pursuant to, any treaty, law, statute, contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter, certificate or articles of incorporation or by-laws of such Selling Shareholder, or any other formation or organizational instrument of such Selling Shareholder, or any treaty, law, statute, order, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, court, foreign or domestic, having jurisdiction over such Selling Shareholder or the property of such Selling Shareholder;

            (d) Such Selling Shareholder has, and immediately prior to each Time of Delivery such Selling Shareholder will have, good and valid title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, such Selling Shareholder will transfer to the several Underwriters good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims;

                                                          UNDERWRITING AGREEMENT

            (e) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (f) Certificates in negotiable form representing all of the Shares to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "CUSTODY AGREEMENT"), duly executed and delivered by such Selling Shareholder to Wells Fargo Bank, NA, as custodian (the "CUSTODIAN"), and such Selling Shareholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "POWER OF ATTORNEY"), appointing the persons indicated in
Schedule II hereto, and each of them, as such Selling Shareholder's attorneys-in-fact (the "ATTORNEYS-IN-FACT") with authority to execute and deliver this Agreement or any other document necessary or desirable in connection with the transactions contemplated hereby on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided in Section 4 hereof, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

            (g) The Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are irrevocable to the extent provided thereunder, subject to the terms and conditions of this Agreement; the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, or by the occurrence of any other event; if any Selling Shareholder should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders, subject to and in accordance with, the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such dissolution or other event;

            (h) During a period of 180 days from the date of the Prospectus, such Selling Shareholder shall not, without the prior written consent of Adams, Harkness & Hill, Inc., (i) directly or indirectly, offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, make any short sale, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Common Stock, or any options, rights or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the Selling Shareholder (including holding as a custodian) or with respect to which the Selling Shareholder has beneficial ownership within the rules and regulations of the SEC, or cause to be filed, any registration statement under the Act with respect to any of the foregoing; (ii) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the

                                                          UNDERWRITING AGREEMENT
economic consequences of ownership of, or might reasonably be expected to lead to, or result in, a sale or other disposition of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or options or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of the Selling Shareholder's Shares, Common Stock or such other securities, in cash or otherwise; or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii) (the foregoing shall not apply to the Shares to be sold to the Underwriters hereunder). Notwithstanding anything in the foregoing to the contrary, this
Section 3(h) shall not prohibit the lawful dividend or distribution of all of the Common Stock held by HUNTAIR INC. to the current holders of HUNTAIR INC.'s capital stock in connection with the consolidation or merger of HUNTAIR INC. or the sale of all or substantially all of the assets of HUNTAIR INC., provided that such sale is permitted under the Shareholder Agreement by and among the Company, the Principal Selling Shareholder and Huntair, and, provided, further, that each individual or entity receiving Common Stock from HUNTAIR INC. (each "SUCCESSOR") shall first (i) execute the Custody Agreement and the Power of Attorney, and (ii) execute a counterpart to this Agreement causing such Successor to be bound by the provisions hereof to the same extent (on a pro rata basis with other similarly-situated Successors) as HUNTAIR INC.

            (i) Neither such Selling Shareholder nor any of its affiliates is, or directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the NASD), any member firm of the NASD;

            (j) Each Selling Shareholder will deliver to you prior to the First Time of Delivery (as hereinafter defined) a properly completed and executed IRS Form W-9 or W-8BEN (or other appropriate version of IRS Form W-8), as appropriate, and will promptly notify you of any change in circumstances that would modify or render such form invalid;

            (k) All information furnished by or on behalf of such Selling Shareholder for use in the Registration Statement and Prospectus is, and as of the Time of Delivery will be, true, correct, and complete in all material respects, and does not, and as of the Time of Delivery will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Shareholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Shareholder's name in the Prospectus under the caption "Principal and Selling Shareholders" (both prior to and after giving effect to the sale of the Shares); and

            (l) Each such Selling Shareholder hereby waives (a) any preemptive right or other right to subscribe for or purchase shares of the Company, and (b) any right which such Selling Shareholder may have to require the Company to register the sale of any shares of capital stock owned by such Selling Shareholder under the Act, if any, in each case only as such rights relate to the sale of the Shares by the Company contemplated by this Agreement.

                                                          UNDERWRITING AGREEMENT

      4. Shares Subject to Sale.

      On the basis of the representations, warranties and agreements of the Company and each of the Selling Shareholders contained herein, and subject to the terms and conditions of this Agreement:

            (a) The Company and each of the Selling Shareholders agree, severally and not jointly (in accordance with the allocation set forth in Schedule II hereto), to issue and sell the Firm Shares to the several Underwriters and (ii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of $[_____], the respective number of Firm Shares (to be adjusted by Adams, Harkness & Hill, Inc. to eliminate fractional shares) determined in each case by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder; and

            (b) In the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and certain of the Selling Shareholders (as and to the extent indicated in Schedule II hereto) agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and such Selling Shareholders, at the Second Time of Delivery, at the purchase price per share set forth in clause (a) of this
Section 4, that number of Optional Shares determined by multiplying the number of Optional Shares as to which such election shall have been exercised (to be adjusted by Adams, Harkness & Hill, Inc. so as to eliminate fractional shares) by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

                  The Company and certain Selling Shareholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 900,000 Optional Shares, at the purchase price per share set forth in clause (a) of this
Section 4, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and each Selling Shareholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from Adams, Harkness & Hill, Inc. to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by Adams, Harkness & Hill, Inc. but in no event earlier than the First Time of Delivery or, unless Adams, Harkness & Hill, Inc. and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

                                                          UNDERWRITING AGREEMENT

      5. Offering. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

      6. Closing. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Adams, Harkness & Hill, Inc. may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company and the Selling Shareholders to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of same day funds, all at the office of Perkins Coie LLP, 1120 N.W. Couch Street, Tenth Floor, Portland, Oregon 97209, or such other location as may be mutually acceptable. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Boston time, on [__________], 2004 or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Boston time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY," and each such time and date for delivery is herein called a "TIME OF DELIVERY." Such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at such location as you may specify. If the Underwriters so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by Adams, Harkness & Hill, Inc.

      7. Covenants of the Company. The Company agrees with each of the
Underwriters:

            (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act, to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be reasonably disapproved by you promptly giving reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain the withdrawal of the order;

            (b) Promptly, from time to time, to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions

                                                          UNDERWRITING AGREEMENT
as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (c) To furnish the Underwriters with copies of the Prospectus in such quantities and at such times as you may from time to time reasonably request (such copies of the Prospectus being delivered to you no later than 3:00 p.m., Boston time, on the later of the first business day following the date of the execution of this Agreement and the effectiveness of the Initial Registration Statement), and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or file a new registration statement and deliver a prospectus contained therein, in order to comply with the Act with respect to the sale of the Shares, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus or a new prospectus which will correct such statement or omission, or effect such compliance, and in case any Underwriter is required by law to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of a new prospectus or an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

            (d) To make generally available to its security holders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the full fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c)), an earning statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including Rule 158);

            (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge or otherwise dispose of or agree to do any of the foregoing, directly or indirectly, or announce an intention to do any of the foregoing, any Common Stock or securities of the Company which are substantially similar to the Shares or which are convertible into or exercisable for such Common Stock or securities, without your prior written consent other than (i) the sale of the Shares to be sold by the Company hereunder and (ii) the Company's issuance of shares subject to an option outstanding on the date hereof as disclosed in the Prospectus and the award of options under its stock plans in amounts not in excess of the amount shown as available for grant in the Prospectus;

                                                          UNDERWRITING AGREEMENT

            (f) Not to grant options to purchase shares of Common Stock which would become exercisable during a period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus and not to accelerate the vesting of any option issued under any stock option plan such that any such option may be exercised within 180 days from the date of the Prospectus;

            (g) To furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flow of the Company certified by independent public accountants) and to make available (within the meaning of Rule 158(b) under the Act) as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company for such quarter in reasonable detail;

            (h) During a period of five years from the effective date of the Registration Statement, to furnish to you upon your request copies of all reports or other communications (financial or other) furnished to shareholders generally, and deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the Nasdaq National Market or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a combined or consolidated basis to the extent the accounts of the Company are combined or consolidated in reports furnished to its shareholders generally or to the Commission) in each case if such reports, other communications or financial statements are not immediately available electronically via EDGAR;

            (i) To use the net proceeds acquired by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds" and in a manner such that the Company will not become an "investment company" as that term is defined in the Investment Company Act;

            (j) To use its best efforts to list for quotation the Shares on the Nasdaq National Market System;

            (k) To file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and

            (l) If the Company elects to rely upon rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

      8. Expenses. The Company and each of the Selling Shareholders covenant and agree with one another and the several Underwriters that (a) the Company and the Principal Selling

                                                          UNDERWRITING AGREEMENT

Shareholder will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses and filing fees in connection with the qualification of the Shares for offering and sale under state securities laws and securing any required review by the NASD of the terms of the sale of the Shares, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and review and in connection with the Blue Sky survey; (iii) the cost of preparing stock certificates; (iv) the cost and charges of any transfer agent or registrar; (v) listing fees; (vi) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and (vii) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section 8; and (b) each Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder's obligations hereunder which are not otherwise specifically provided for in this Section 8, including (i) any fees and expenses of counsel for such Selling Shareholder, (ii) such Selling Shareholder's pro rata share of the fees and expenses of the Custodian, and (iii) all taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. In connection with clause (b)(iii) of the preceding sentence, Adams, Harkness & Hill, Inc. agrees to pay New York State stock transfer tax, and each Selling Shareholder agrees to reimburse Adams, Harkness & Hill, Inc. for its pro rata share of associated carrying costs if such tax payment is not rebated on the day of payment and any portion of such tax payment not rebated. It is understood, however, that except as provided in this Section 8, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses.

      9. Conditions of Underwriters' Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Shareholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Registration Statement shall have become effective not later than 5:30 P.M. Washington, D.C. time on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., Washington D.C. time, on the second full business day after the date of this Agreement, and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 p.m., Washington D.C. time, on the date of this Agreement, and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall

                                                          UNDERWRITING AGREEMENT
have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

            (b) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing;

            (c) Perkins Coie LLP, counsel to the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to this Agreement, the Registration Statement, the Prospectus, and other related matters as you may reasonably request;

            (d) Stoel Rives LLP, counsel to the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to the matters set forth in Annex I hereto;

            (e) Masuda, Funai, Eifert & Mitchell, Ltd., counsel to Yaskawa Electric Corporation and Yaskawa Electric America, Inc. with respect to matters of United States law, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to the matters set forth in Annex II hereto; Bushell & Asahina, counsel to the Yaskawa Electric Corporation with respect to matters of Japanese law, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to the matters set forth in Annex III hereto; Miller Nash LLP, counsel to the HUNTAIR INC., shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to the matters set forth in Annex IV hereto;

            (f) On the date hereof and also at each Time of Delivery KPMG LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance satisfactory to you;

            (g) (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock (other than issuances of Common Stock pursuant to Company stock option and stock purchase plans described in the Registration Statement and Prospectus) or long-term debt of the Company and there shall not have occurred any Material Adverse Change, other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (h) On or after the date hereof there shall not have occurred any of the following: (i) additional material governmental restrictions, not in force and effect on the date

                                                          UNDERWRITING AGREEMENT
hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or the Nasdaq National Market or in the over-the-counter market by the NASD, or trading in securities generally shall have been suspended on the New York Stock Exchange, the Nasdaq National Market or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal or New York authorities, (ii) a suspension or material limitation in trading in the Company's securities on the Nasdaq National Market, (iii) an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect materially and adversely the marketability of the Shares, or (iv) there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or the transactions contemplated by this Agreement, which, in the judgment of the Representatives, has materially and adversely affected the Company's business or earnings and makes it impracticable or inadvisable to offer or sell the Shares;

            (i) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on the Nasdaq National Market System;

            (j) Each director and officer of the Company shall have executed and delivered to you agreements in which such holder undertakes, for 180 days after the date of the Prospectus, subject to certain exceptions stated therein, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any securities convertible into or exchangeable for, or any rights to purchase or acquire, shares of Common Stock, without the prior written consent of Adams, Harkness & Hill, Inc.;

            (k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company , reasonably satisfactory to you, as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request; and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 9, and as to such other matters as you may reasonably request; and

            (l) Each Selling Shareholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of such Selling Shareholder, reasonably satisfactory to you, as to the accuracy of the representations and warranties of such Selling Shareholder herein at and as of such Time of Delivery and as to such other matters as you may reasonably request.

      10. Indemnification and Contribution.

            (a) The Company and the Principal Selling Shareholder, jointly and severally, will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter against any losses, claims, damages or liabilities, joint or several, to which such

                                                          UNDERWRITING AGREEMENT

Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any new registration statement or prospectus referred to in Section 7(c) herein, or in any marketing materials or information provided to investors by, or with the approval of, the Company or the Principal Selling Shareholder in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided that the aggregate liability of the Principal Selling Shareholder pursuant to this Section 10(a) shall not exceed the sum of twelve million U.S. dollars ($12,000,000) plus the product of
(i) the aggregate number of Shares sold by the Principal Selling Shareholder and Yaskawa Electric America, Inc., including any Optional Shares, and (ii) the public offering price of the Shares (net of underwriting discounts) as set forth in the Prospectus; and provided, further, that the Company and the Principal Selling Shareholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement, or any new registration statement or prospectus referred to in Section 7(c) herein, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Adams, Harkness & Hill, Inc. expressly for use therein.

        Huntair Inc. will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any new registration statement or prospectus referred to in Section 7(c) herein, or in any marketing materials or information provided to investors by, or with the approval of, Huntair Inc. in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished by Huntair Inc.; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the aggregate liability of Huntair Inc. shall not exceed the product of (i) the number of Shares sold by Huntair Inc., including any Optional Shares, and

                                                          UNDERWRITING AGREEMENT

(ii) the public offering price of the Shares (net of underwriting discounts) as set forth in the Prospectus.

            (b) Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any new registration statement or prospectus referred to in Section 7(c) herein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement, or any new registration statement or prospectus referred to in
Section 7(c) herein, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company and each Selling Shareholder for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of

                                                          UNDERWRITING AGREEMENT
counsel as contemplated by Sections 10(a) and (b), then the indemnifying party agrees that it shall be liable for any settlement of any action or claim effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and
(iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle.

            (d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and such Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative faults of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent

                                                          UNDERWRITING AGREEMENT
misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of the Company and the Selling Shareholders under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriter under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

            (f) The provisions of this Section and Sections 8 and 13 shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification and allocation of expenses among themselves.

      11. Termination.

            (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 11 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

            (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting

                                                          UNDERWRITING AGREEMENT

Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Shareholders, except for the expenses to be borne by the Company and the Selling Shareholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      12. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company or the Selling Shareholders, and shall survive delivery of and payment for the Shares.

      13. Expenses of Termination. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company and the Selling Shareholders shall then have no liability to any Underwriter except as provided in Section 8 and
Section 10 hereof; but, if for any other reason this Agreement is terminated, or the transactions contemplated hereby shall not have been consummated due to any of the conditions set forth in Section 9 hereof not having been met, or the Shares are not delivered by or on behalf of the Company or the Selling Shareholders as provided herein, the Company and the Principal Selling Shareholder, jointly and severally, will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered.

      14. Notice. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Adams, Harkness & Hill, Inc. on behalf of you as the Underwriters; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any or all of the Attorneys-in-Fact for such Selling Shareholder.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Underwriters in care of Adams, Harkness & Hill, Inc., 60 State Street, Boston, MA 02109,

                                                          UNDERWRITING AGREEMENT

Attention: General Counsel; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to such Selling Shareholder with a copy to counsel for such Selling Shareholder at addresses set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: President; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter's Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      15. Information Provided by the Underwriters. The Company, the Selling Shareholders and the Underwriters acknowledge that, for purposes of this Agreement, the statements set forth in the third and fourteenth paragraphs under the heading "Plan of Distribution" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by any Underwriter specifically for inclusion in the Registration Statement or the Prospectus.

      16. Miscellaneous.

            (a) This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

            (b) Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

            (c) This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

            (d) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                            [signature page follows]

                                                          UNDERWRITING AGREEMENT

      If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signors thereof.

                                            Very truly yours,

                                            SYNETICS SOLUTIONS INC.

                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                            SELLING SHAREHOLDERS

                                            By:_________________________________
                                               Name:____________________________
                                               Title:___________________________

                                            As Attorney-in-Fact acting on
                                            behalf of each of the Selling
                                            Shareholders named in Schedule II
                                            to this Agreement.

Accepted as of the date hereof at
Boston, Massachusetts

ADAMS, HARKNESS & HILL, INC.,
NOMURA SECURITIES INTERNATIONAL, INC.
WELLS FARGO SECURITIES, INC.

By:___________________________________
   (Adams, Harkness & Hill, Inc. on
   behalf of each of the Underwriters)

                                        SIGNATURE PAGE TO UNDERWRITING AGREEMENT

                                   SCHEDULE I

                                                                                  Number of
                                                                               Optional Shares
                                                           Total Number        to be Purchased
                                                          of Firm Shares         if Maximum
                                                          to be Purchased     Option Exercised
                                                          ---------------     -----------------
Adams, Harkness & Hill, Inc..........................
Wells Fargo Securities, LLC..........................
Nomura Securities International, Inc.................
TOTAL................................................

                                            SCHEDULE I TO UNDERWRITING AGREEMENT

                                  SCHEDULE II

                                                                                 Number of Optional
                                                             Total Number of    Shares to Be Sold if
                                                            Firm Shares to Be      Maximum Option
                                                                   Sold               Exercised
                                                            -----------------   --------------------
The Company......................................               4,700,000              817,867

The Selling Shareholders (1)

     Yaskawa Electric Corporation
         2-1 Kurosaki-Shiroishi
         Yahatanishi-ku, Kitakyusyu
         Fukuoka, 806-0004 Japan.................               1,203,135                     0

     Yaskawa Electric America, Inc.
         2121 Norman Drive South
         Waukegan, Illinois 60085................                  96,865                     0

     Huntair Inc.
         11555 SW Myslony Street
         Tualatin, Oregon, 97062.................                       0                82,133
                                                                ---------               -------
TOTAL............................................               6,000,000               900,000
                                                                =========               =======

------------------

(1) Each Selling Shareholder has appointed Koki Nakamura, Gregory A. Marvell and Osamu Motomatsu as the Attorneys-in-Fact for such Selling Shareholder.

                                              ANNEX II TO UNDERWRITING AGREEMENT

                                      II-1